Exhibit 5.1

[Letterhead of Dennis J. Broderick]

December 18, 2013

Macy's, Inc.

7 West Seventh Street

Cincinnati, Ohio  45202

                Re:          Registration Statement on Form S-8 Filed by Macy’s, Inc.

Ladies and Gentlemen:

                In my capacity as General Counsel of Macy's, Inc., a Delaware corporation (the "Company"), I have acted as counsel for the Company in connection with its registration under the Securities Act of 1933, as amended (the “Securities Act”) of $200,000,000 of the Company’s deferred compensation obligations (the “Deferred Compensation Obligations”), which represent general unsecured obligations of the Company to pay amounts in the future in accordance with the terms of the Macy’s, Inc. Deferred Compensation Plan, as initially effective as of January 1, 2014, and as such plan may thereafter be amended or amended or restated (the “Plan”).  The Deferred Compensation Obligations will be registered by means of the Company’s Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (the “Registration Statement”) .

                In rendering the opinions expressed herein, I have examined the Plan and such other documents, records and matters of law as I have deemed necessary for purposes of this opinion.  I have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to me as originals; the conformity with the originals of all certified, telecopied, photostated or reproduced copies of documents submitted to me; and the authenticity of the originals of all documents submitted to me as copies.

                Based on such examination and assumptions, I am of the opinion that:

                1.  The Deferred Compensation Obligations, when issued in accordance with the provisions of the Plan, will constitute valid and binding obligations of the Company; and

                2.  The provisions of the written Plan document comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

                The opinion set forth in paragraph 1 above is qualified to the extent that enforceability of the obligations of the Company with respect to any Deferred Compensation Obligation or any related document or instrument may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions or doctrines of general applicability, including those relating to or affecting creditors' rights generally, and by general equitable principles or fiduciary considerations and public policy considerations, whether such principles or considerations are considered in a proceeding at law or at equity.  The opinion set forth in paragraph 2 above applies only as to the form of the written Plan document, and for purposes of such opinion I have assumed that the employees and other persons who are eligible to participate in the Plan constitute a select group of management or highly compensated employees for purposes of ERISA.  Accordingly, but without limitation of the previous sentence, I express no opinion as to whether the employees and other persons who are eligible to participate in the Plan constitute a select group of management or highly compensated employees or whether the Plan will be considered “funded” for purposes of ERISA, which are factual issues depending upon the facts and circumstances in existence from time to time.

                I am a member of the bar of the State of Ohio, and have not been admitted to the bar of any other jurisdiction.  In rendering the opinion set forth herein, my examination of matters of law has been limited to the federal laws of the United States of America and the corporation laws of the State of Delaware.  The opinion expressed above is rendered as of the date hereof, and I assume no obligation to update or supplement such opinion to reflect any change of fact, circumstance or law after the date hereof.  I express no legal opinion upon any matter other than that explicitly  addressed above, and my express opinion herein contained shall not be interpreted to by an implied opinion upon any other matter.

                I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dennis J. Broderick

Dennis J. Broderick

Executive Vice President, General Counsel and Secretary